UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2006

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

At a regularly scheduled meeting of the Compensation Committee of the Board of Directors of Zhone Technologies, Inc. (“Zhone”) held on March 10, 2006, the Compensation Committee conducted an evaluation and review of the compensation levels of Zhone’s non-employee directors and considered an incentive bonus program for eligible Zhone employees. At this meeting, the Compensation Committee, which is composed entirely of independent directors, approved an adjustment to the compensation of Zhone’s non-employee directors and adopted an incentive awards program. These arrangements are summarized in Exhibits 10.1 and 10.2 attached to this Form 8-K.

Item 8.01	Other Events.

On March 8, 2006, Jeanette Symons, Zhone’s co-founder and Chief Technology Officer, announced the establishment of Industrious Kid, a company dedicated to developing a website containing child-friendly and parent-approved content. While Zhone anticipates that Ms. Symons will devote a substantial portion of her time to this new endeavor and will no longer perform a significant policy-making function for Zhone, she will continue to serve as Zhone’s Chief Technology Officer providing guidance and oversight for Zhone’s technology development.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	Non-Employee Director Compensation Summary

10.2	Incentive Awards Program Summary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zhone Technologies, Inc.

Date:	March 10, 2006	By:	/s/ Kirk Misaka
Kirk Misaka Chief Financial Officer